UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2004

Bimini Mortgage Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Suite 100, Vero Beach, Florida 32963

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code  (772) 231-1400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                                 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 15, 2004, Bimini Mortgage Management, Inc. (the “Company”) entered into an underwriting agreement with Flagstone Securities, LLC, as representative of the several underwriters (collectively, the “Underwriters”) relating to the sale by the Company to the Underwriters of 4,000,000 shares of Class A Common Stock at $15.50 per share.  The Company has also granted the Underwriters an option to purchase an additional 600,000 shares. The underwriting agreement contains customary terms and conditions.  The sale of 4,000,000 shares is expected to close on December 21, 2004.

The aggregate net proceeds to the Company of the offering (excluding the Underwriters’ over-allotment option) are estimated to be approximately $57.3 million.

ITEM 9.01.                                 Financial Statements and Exhibits

(c)                                  Exhibits

1.01                           Underwriting Agreement, dated December 15, 2004, between the Company and the Underwriters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2004	BIMINI MORTGAGE MANAGEMENT, INC.

	By:	/s/ Jeffrey J. Zimmer
Jeffrey J. Zimmer
Chairman, Chief Executive Officer and President